SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Tipperary Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TIPPERARY CORPORATION

633 Seventeenth Street

Suite 1550

Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

April 22, 2003

To the Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Tipperary Corporation (the “Company”), a Texas corporation, will be held in the Gold Room on the 3rd Floor of the Hyatt Regency, 1750 Welton Street, Denver, Colorado, on Tuesday, April 22, 2003, at 10:00 a.m., local time, for the purpose of taking action on:

1.	The election of seven (7) directors to serve until the next Annual Meeting of Shareholders or until their successors shall be duly elected and qualified;

2.	The ratification of the reappointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent auditors for 2003;

3.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The Company’s Board of Directors has fixed the close of business on March 5, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. These materials were first mailed to shareholders on or about March 31, 2003. The principal executive office and mailing address of the Company is set forth above.

Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

By order of the Board of Directors

Elaine R. Treece

Corporate Secretary

Date:    March 28, 2003

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. PLEASE COMPLETE AND PROMPTLY RETURN YOUR SIGNED PROXY IN THE POSTAGE-PAID ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE. IF YOU ATTEND THE MEETING YOU CAN REVOKE YOUR PROXY AND VOTE IN PERSON.

TIPPERARY CORPORATION

PROXY STATEMENT

SOLICITATION OF PROXY

The accompanying proxy is solicited on behalf of the Board of Directors of Tipperary Corporation in connection with the Annual Meeting of Shareholders to be held on Tuesday, April 22, 2003, (“Annual Meeting”) in the Gold Room on the 3rd Floor of the Hyatt Regency, 1750 Welton Street, Denver, Colorado, at 10:00 a.m., local time.

The annual meeting will be held to elect seven directors to hold office until the next annual meeting or until their successors are otherwise appointed or elected, and to ratify the reappointment of the Company’s independent auditors.

The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, Proxy Statement and form of proxy, which are first being mailed to the shareholders on or about March 31, 2003, will be borne by the Company. It is contemplated that solicitation of proxies will be primarily by mail, but may be supplemented with personal solicitation by the Company’s officers, directors and other regular employees to whom no additional compensation will be paid.

REVOCATION OF PROXY

Any shareholder giving a proxy may revoke it at any time prior to its use by notifying the Company either in person or by written notice of the revocation or by submitting a duly executed proxy bearing a later date which is received by the Company at least two business days prior to the meeting. Shareholder attendance at the Annual Meeting may revoke any proxy given by such shareholder. If no specification is made on the proxy, the shares will be voted in accordance with the recommendation of the Board of Directors, as stated herein, or at the discretion of the named proxy with regard to any other matter that may properly come before the Annual Meeting.

VOTING AT THE ANNUAL MEETING

The close of business on March 5, 2003, has been fixed by the Company’s Board of Directors as the record date for the determination of shareholders entitled to vote at the Annual Meeting. As of that date, the Company had issued and outstanding 39,221,489 shares of Common Stock, par value $.02 per share.

The Company’s Articles of Incorporation do not permit cumulative voting by shareholders. The Common Stock is the Company’s only class of voting securities. Accordingly, each holder of Common Stock as of the record date will be entitled to cast one vote for each share of Common Stock held.

A quorum for the Annual Meeting will consist of attendance, either in person or by proxy, of a majority of outstanding shares of Common Stock. Of the votes cast at the Annual Meeting, a vote of the holders of a majority of the Common Stock present, either in person or by proxy, is required to elect each director nominee and to ratify the reappointment of PricewaterhouseCoopers as the Company’s independent auditors for 2003.

Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of March 5, 2003, regarding the beneficial ownership by persons and entities known by the Company to beneficially own more than 5% of the outstanding Common Stock. Except as otherwise indicated, to the knowledge of the Company, each person or entity whose name appears below has sole voting and investment power over its respective shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
Slough Estates USA Inc. (1) 444 N. Michigan Avenue, Suite 3230 Chicago, Illinois 60611	25,738,844	(2)	62.9%

Liberty Wanger Asset Management, L.P. (3) Suite 3000 227 West Monroe Street Chicago, Illinois 60606	2,511,712		6.4%

(1)	Slough Estates USA Inc. (“Slough”), a Delaware corporation, is a wholly owned, U.S. subsidiary of Slough Trading Estate Limited (“STEL”), which is a wholly owned subsidiary of Slough Estates plc (“SEL”). The board of directors of SEL ultimately exercises voting and dispositive power with regard to the shares of the Company’s Common Stock. SEL is a publicly held limited liability company. The principal office of both SEL and STEL is located at 234 Bath Road, Slough SL1 4EE, England.

(2)	Includes 216,571 shares held as collateral for a loan due from the estate of a former director of the Company and 1,700,000 shares covered by warrants, of which 500,000 shares are covered by warrants expiring on December 22, 2005 and exercisable at $3.00 per share and 1,200,000 shares are covered by warrants which expire December 23, 2009 and are exercisable at $2.00 per share.

(3)	This information is based on Schedule 13G/A filed with the United States Securities and Exchange Commission on February 10, 2003 by Liberty Wanger Asset Management, L.P. (“WAM”), WAM Acquisition GP, Inc., the general partner of WAM (“WAM GP”) and Liberty Acorn Trust (“Acorn”). WAM is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940; WAM GP is the General Partner of the Investment Adviser and Acorn is an Investment Company under Section 8 of the Investment Company Act. All shares are included in the shares beneficially owned by WAM and WAM GP with shared voting and dispositive power. Acorn claims beneficial ownership as to shared voting and dispositive power over 2,265,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2002, the Company borrowed $4,000,000 from Slough. The loans were advanced for general corporate purposes. The $4 million loan is due and payable on April 30, 2004 and bears an interest rate of LIBOR + 3.5% which currently approximates 5% per annum.

Related party debt due Slough at December 31, 2002, included a note payable with a balance due of $1,910,000. The loans under this note were provided to the Company for the purchase of a drilling rig to be used in Australia. The rig has been leased to a drilling contractor in Queensland, Australia. Interest is due at a rate of 10% per annum. Principal payments are due monthly equal to the rents received from the lessee of the drilling rig. The unpaid principal balance on the loan, together with accrued and unpaid interest, is due and payable July 31, 2004.

In March 2003, the Company entered into two credit facility agreements allowing the Company to borrow on an unsecured basis up to $25 million from Slough Trading Estate Limited (“STEL”), a UK company and wholly-owned subsidiary of Slough Estates plc, parent of Slough. Interest is 13% per annum, payable quarterly. Loans mature on April 2, 2012. The Company may repay the loans in whole or in part without prepayment penalties. STEL may demand repayment prior to the maturity date provided that STEL gives 18-month notice following TCW approval or the Company’s repayment of its $22 million loan from TCW. The Company may continue to borrow on the STEL credit facilities during the 18-month notice period. The Company will use $4.7 million of the facilities to repay Slough for loans received in the weeks preceding the signing of the credit facility agreements. Approximately two-thirds of the $25 million will be available to TOGA directly and in Australian dollars. Borrowings by TOGA may be used for exploration, development, and production costs of the Comet Ridge project as well as TOGA’s general and administrative costs and interest expense. Other Company borrowings may be used for general corporate purposes.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of March 5, 2003, regarding shares of the Company’s Common Stock beneficially owned by each nominee for director, each executive officer named in the table “Executive Compensation” below and by all executive officers and directors as a group. Except as otherwise indicated, to the knowledge of the Company, each person has sole voting and investment power over his or her respective shares of Common Stock. The options or warrants exercisable within 60 days of March 5, 2003 are included within the total beneficial ownership.

Title of Class	Name of Beneficial Owner	Address of Beneficial Owner	Total Beneficial Ownership	Options or Warrants Exercisable Within 60 Days of March 5, 2003	Percentage of Class(1)
Common Stock — $.02 par value	David L. Bradshaw	633 17th Street, Suite 1550 Denver, CO 80202	595,028	556,900	1.5%

	Kenneth L. Ancell	952 Echo Lane, Suite 375 Houston, TX 77024	274,158	265,000	*

	Eugene I. Davis	Five Canoe Brook Drive Livingston, NJ 07039	65,000	65,000	*

	Douglas Kramer	33 West Monroe Chicago, IL 60603	40,000	—	*

	Marshall D. Lees	444 North Michigan Avenue, Suite 3230, Chicago, IL 60611	25,000	25,000	*

	Charles T. Maxwell	145 Mason Street Greenwich, CT 06830	110,000	50,000	*

	D. Leroy Sample	20383 Wildcat Run Drive Estero, FL 33928	42,412	33,334	*

	Jeff T. Obourn	633 17th Street, Suite 1550 Denver, CO 80202	279,148	198,334	*

	Executive officers and directors as a group, 8 in number		1,430,746		3.5%

(1)	Securities not outstanding but included in the beneficial ownership of each such person are deemed to be outstanding for the purpose of computing the percentage of outstanding securities owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. An * designates less than 1%.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during the fiscal year ended December 31, 2002 and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended December 31, 2002, as well as any representation from a reporting person that no Form 5 is required, the Company is not aware of any person that failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2002.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors was aided by three standing committees during 2002. The Audit Committee assesses the Company’s system of internal control and assists in considering the recommendations and performance of the Company’s independent auditors; the Compensation Committee evaluates the performance and compensation of the Company’s officers and employees and the Nominating Committee is responsible for consideration of nominations to the Board of Directors from shareholders of the Company. Messrs. Davis (Chairman), Maxwell and Sample serve on the Audit Committee. The Nominating Committee is composed of Messrs. Bradshaw and Lees. Messrs. Kramer, Lees and Davis serve on the Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee consists of three directors, each of whom meet the independence requirements of the American Stock Exchange (“AMEX”): Eugene I. Davis, who serves as Chairman, Charles T. Maxwell and D. Leroy Sample. This committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board of Directors has approved a charter adopted by the Audit Committee, a copy of which was included as an exhibit to the proxy statement for the fiscal year ended September 30, 2000. The Audit Committee met four times during 2002 to review the Company’s financial reporting process and to approve the quarterly and annual financial statements.

Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the year ended December 31, 2002 with management, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the audit of the Company’s financial statements.

The Audit Committee has obtained from the independent auditors a formal written statement describing any relationships between the auditors and the Company that might bear on the auditors’ independence as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee has also approved the reappointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.

Eugene I. Davis, Chairman
Charles T. Maxwell
D. Leroy Sample

DIRECTORS MEETINGS AND ATTENDANCE

During the fiscal year ended December 31, 2002, there were four meetings of the Company’s Board of Directors. All directors attended at least 75% of the aggregate of all board meetings and committee meetings on which such directors served.

COMPENSATION OF DIRECTORS

Directors who are officers or employees of the Company are not compensated for serving as directors or for attending meetings. During the fiscal year ended December 31, 2002, the Company compensated its nonemployee, outside directors at the rate of $8,000 annually and $1,000 for each board meeting attended. Directors are not compensated for attendance at Board committee meetings.

EXECUTIVE COMPENSATION

The table below presents the compensation awarded to, earned by, or paid to the Company’s President and Chief Executive Officer, its Executive Vice President—Corporate Development and its Senior Vice President for the calendar years ended December 31, 2002 and 2001 and 2000. No other executive officer of the Company received total annual salary and bonus for any year in excess of $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Annual Compensation			Long-Term Compensation	All Other Compensation(2)
		Salary	Bonus	Other Annual Compensation(1)	Awards
					Securities Underlying Options & Warrants
David L. Bradshaw	Calendar 2002	$242,333	$60,000	—	—	$5,500
President & Chief	Calendar 2001	$218,077	—	—	—	$4,558
Executive Office	Calendar 2000	$218,077	$50,000	—	100,000	$5,250

Kenneth L. Ancell	Calendar 2002	$216,491	$40,000	—	—	$1,887
Executive Vice President—	Calendar 2001	$192,115	—	—	—	$1,751
Corporate Development	Calendar 2000	$185,000	$40,000	—	—	—

Jeff T. Obourn	Calendar 2002	$166,137	$35,000	—	—	$3,323
Sr. Vice President	Calendar 2001	$144,808	$15,000	—	50,000	$3,394
	Calendar 2000	$129,808	$15,000	—	—	$3,079

(1)	In addition to amounts listed, the Company furnished other various benefits, the value of which are not reported in this column because the Company has concluded that the aggregate amount of these benefits is less than 10% of cash compensation paid.
(2)	Represents the Company’s matching contribution to its Section 401(k) Retirement Savings Plan.

No stock warrants and/or options were granted to the named executive officers during the fiscal year ended December 31, 2002.

The following table sets forth information with respect to stock warrants and option exercises during the fiscal year ended December 31, 2002, by the named executive officers and the value of such officer’s unexercised stock options and warrants at December 31, 2002.

Aggregated Warrants and Option Exercises In Last Fiscal Year

And Fiscal Year-End Warrants and Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Warrants and Options held at Fiscal Year End		Value of Unexercised In-the-Money Warrants and Options at Fiscal Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable
David L. Bradshaw	—	—	556,900	0	$628,800	$—
Kenneth L. Ancell	—	—	265,000	0	$300,000	$—
Jeff T. Obourn	—	—	181,667	33,333	$30,000	$—

The Company has an option plan, the 1997 Long Term Incentive Plan, under which 500,000 shares of common stock are reserved for issuance for a period expiring in 2007. The 192,500 options outstanding as of December 31, 2002 under the 1997 Plan have a term of ten years and an exercise price equal to the fair market value of the stock on the date of grant. The 1997 Plan provides that participants may be granted awards in the form of incentive stock options, non-qualified options as defined in the Code, stock appreciation rights, performance awards related to the Company’s operations, or restricted stock. At December 31, 2002, a total of 307,500 shares were available for future grant.

EMPLOYMENT AGREEMENTS

On September 18, 2001, the Company entered into a two-year employment agreement with David L. Bradshaw for the position of Chairman, President and Chief Executive Officer, providing for, among other things, minimum compensation at the rate of $210,000 per year. In addition, Mr. Bradshaw may receive bonuses at times and in amounts to be determined by the Company’s Compensation Committee based upon corporate and individual performance. The agreement will renew automatically for additional two-year periods unless terminated under the terms of the agreement. The employment agreement provides that in the event Mr. Bradshaw’s employment is terminated by the Company without cause, other than as a result of death or disability, Mr. Bradshaw will be entitled to any unpaid compensation and bonus, if any, accrued through the date of termination, which shall be one year after notice is given, plus compensation which accrues for one year following the termination date.

On October 17, 2002, the Company entered into a three-year employment agreement with Kenneth L. Ancell for the position of Executive Vice President—Corporate Development, providing for, among other things, minimum compensation at the rate of $195,000 per year. In addition, Mr. Ancell may receive a performance bonus equal to 20-25% of his basic compensation if he and the Company achieve such performance goals as may reasonably be set in the discretion of management of the Company. The employment agreement provides that in the event Mr. Ancell’s employment is terminated by the Company without cause, other than as a result of death or disability, Mr. Ancell will be entitled to any unpaid compensation and bonus, if any, accrued through the date of termination, which requires 15 days notice, plus compensation which accrues for six months following the end of the employment term.

On January 17, 2002, the Company entered into a three-year employment agreement with Jeffrey T. Obourn for the position of Senior Vice President, providing for, among other things, minimum compensation at the rate of $150,000 per year. In addition, Mr. Obourn may receive bonuses at times and in amounts to be determined by the Company’s Compensation Committee and upon approval of the Board of Directors based upon corporate and individual performance. The employment agreement provides that in the event Mr. Obourn’s employment is terminated by the Company without cause, other than as a result of death or disability, Mr. Obourn will be entitled to any unpaid compensation and bonus, if any, accrued through the date of termination, which shall be one year after notice is given, plus compensation which accrues for one year following the termination date.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s By-Laws authorize the Board of Directors to be comprised of not less than three nor more than 15 members. The Company’s Board of Directors has presently determined that the Board shall be comprised of seven members, but reserves the right to increase the number of directors if the need arises. The seven nominees listed below have been recommended by the Nominating Committee and approved by the full Board of Directors. Upon election, they shall constitute at that date the Company’s entire Board of Directors.

It is intended that the enclosed proxy will be voted FOR the election of the seven nominees named below to the Company’s Board of Directors, unless authority to so vote is withheld on the proxy. In the event any nominee is unable to serve as a director for any reason not currently known or contemplated, the person named as Proxy will have discretionary authority in that instance to vote the proxy for any substitute nominee that the Board of Directors may designate. Each nominee elected to serve as director will hold office until the next Annual Meeting or until his successor is elected and qualified.

The following sets forth information as of March 5, 2003, with respect to each nominee for director:

David L. Bradshaw, 48, has been a director of the Company since January 23, 1990, and became President and Chief Executive Officer of the Company on January 16, 1996. Mr. Bradshaw, a certified public accountant, began his employment with the Company in January 1986, and has held various positions with the Company, including Chief Financial Officer and Chief Operating Officer, prior to his current position. Prior to joining the Company, Mr. Bradshaw was an officer and owner in a privately held oil and gas company.

Kenneth L. Ancell, 60, was elected to the Board of Directors on July 11, 1996, and became Executive Vice President—Corporate Development of the Company in 1999. For 17 years before joining the Company as an employee, Mr. Ancell was a petroleum engineer and a principal in a Houston-based consulting engineering firm. Prior to forming this consulting firm, Mr. Ancell was employed as a petroleum engineer by various energy companies developing coalbed methane projects. He has served as a senior project advisor for the United Nations coalbed methane project in China, and was a Distinguished Lecturer on coalbed methane reserves for the Society of Petroleum Engineers. Mr. Ancell has expertise in oil and gas recovery processes and more than 20 years of coalbed methane experience.

Eugene I. Davis, 48, was elected to the Board of Directors on September 2, 1992, and had served as independent legal counsel to the Company from 1984 until 1992. In 1999, he became Chairman and Chief Executive Officer of PIRINATE Consulting Group, L.L.C., a privately held consulting firm specializing in crisis and turn-around management, merger and acquisition consulting, hostile and friendly takeovers, proxy contests and strategic planning advisory services for public and private business entities. Mr. Davis has been Chairman, Chief Executive Officer and President of RBX Industries, Inc. since August 2001, after having been appointed Chief Restructuring Officer in January 2001. RBX is a leading manufacturer of closed cell foam and custom mixed rubber compounds. From January 2000 through August 2001, Mr. Davis was Chairman and Chief Executive Officer of Murdock Communications Corp., a NASDAQ listed company. From May 1999 through June 2001, he was the Chief Executive Officer of SmarTalk Teleservices, Inc., which had filed a petition under Chapter 11 of the Federal Bankruptcy Code in March 1999. He was Chief Operating Officer of TotalTel USA Communications, Inc. in 1998. Both SmarTalk Teleservices, Inc. and TotalTel USA Communications, Inc. are NASDAQ listed companies. In addition, he is a director of Elder-Beerman Stores Corp., Eagle Geophysical, Inc., Flag Telecom Group Ltd., Metal USA, Inc., Metrocall Communications, Inc., and a member of the Board of Advisors of PPM America Special Investment Funds.

Douglas Kramer, 66, was elected to the Board of Directors on August 19, 1996. Mr. Kramer is Chairman and a Director of Draper and Kramer, Inc., a real estate management and mortgage banking company headquartered in Chicago. He is also a Director of Slough Estates plc, a London, England-based property. He is also Chairman and a Director of Slough Estates USA Inc., a wholly-owned subsidiary of Slough Estates plc.

Marshall D. Lees, 49, was elected to the Board of Directors on September 30, 1995. In 1987 Mr. Lees joined Slough Estates plc, a London, England-based property company. He is the Chief Executive Officer of Slough Estates North America, which includes Slough Estates USA Inc., and Slough Estates Canada Limited. He became an Executive Director of Slough Estates plc in 1998. He is also a Director of Charterhouse Group International, Inc.

Charles T. Maxwell, 71, has been a director of the Company since May 2000. Mr. Maxwell is senior energy analyst with Weeden & Co., Greenwich, Connecticut, a member firm of the New York Stock Exchange, serving institutional clients in the U.S. and abroad. He has also been a director of Lescarden, Inc. (OTC: LCAR), a biotechnology company, since April 1, 1997. Mr. Maxwell was formerly vice chairman and senior energy strategist at Cyrus J. Lawrence, Inc., then a member firm of the New York Stock Exchange, for 29 years, until his retirement in 1997.

D. Leroy Sample, 61, was elected to the Board of Directors on November 30, 2000. Mr. Sample was a business assurance partner in the international accounting firm of PricewaterhouseCoopers LLP in Chicago for 24 years until he retired in July 1999. He began his career with the firm in 1963. Mr. Sample is a certified public accountant.

EXECUTIVE OFFICERS

In addition to information regarding Messrs. Bradshaw and Ancell set forth above, the following sets forth information with respect to the remainder of the Company’s executive officers:

Jeff T. Obourn, 45, has been a Senior Vice President of the Company since January 16, 1996. He became employed as the Company’s Vice President—Land on February 1, 1993. From 1987 to 1993, Mr. Obourn was President of Obourn Brothers, Inc., of Englewood, Colorado, an oil and gas land brokerage business.

Joseph B. Feiten, 50, has been the Company’s Chief Financial Officer since June 10, 2002. From 1991 to 1998, he was the director of Coopers & Lybrand’s US oil and gas industry program. After the merger of Price Waterhouse with Coopers in 1998, Mr. Feiten was the global director of training for the firm’s Global Energy & Mining industry program. Mr. Feiten resigned from PricewaterhouseCoopers in June 2000 to become president of a privately-held company serving pediatricians and children’s hospitals. In April 2002, Mr. Feiten returned to consulting to the oil and gas industry.

There are no family relationships between or among the executive officers and nominees to the Board of Directors of the Company. There are no arrangements or understandings between any of the directors or nominees or any other person pursuant to which any person was or is to be elected as a director or nominee.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, subject to ratification by the shareholders at the Annual Meeting, has reappointed PricewaterhouseCoopers LLP as the Company’s independent auditor for 2003. PricewaterhouseCoopers has been the Company’s independent accounting firm since 1998. Price Waterhouse LLP served as the Company’s independent auditor from 1971 through 1997. The Company has been advised that neither PricewaterhouseCoopers nor any member thereof has any direct financial interest or any material indirect interest in the Company.

During 2002, the Company paid the following fees to PricewaterhouseCoopers LLP:

Audit Fees	$93,000
Other fees
Tax consulting	112,000
Other consulting	19,000

Total	$224,000

SHAREHOLDERS ARE REQUESTED TO VOTE FOR THE RATIFICATION OF THE REAPPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2003.

Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement, if they desire to do so. It is expected that such representatives will be available to respond to appropriate shareholder questions.

ANNUAL REPORT

An Annual Report containing the Company’s certified Consolidated Financial Statements as of December 31, 2002, accompanies this Proxy Statement. The following items from the Annual Report are incorporated herein by reference: (i) the audited consolidated balance sheets of the Company as of December 31, 2002 and 2001; audited statements of operations, cash flows and stockholders equity for the year ended December 31, 2002 and 2001 and Notes to the Consolidated Financial Statements; and (ii) Management’s Discussion and Analysis of Financial Condition and Results of Operations. No other part of the Annual Report is or shall be deemed to be incorporated by reference into this Proxy Statement. No other part of such Annual Report is incorporated herein by reference and no part thereof is to be considered proxy soliciting material.

FORM 10-KSB

Shareholders may obtain, without charge, the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the Securities and Exchange Commission by writing to the Secretary of the Company at 633 Seventeenth Street, Suite 1550, Denver, Colorado 80202, or through a link on the Company’s website at www.tipperarycorp.com.

SHAREHOLDER PROPOSALS

Shareholders desiring to submit proposals for action at the Company’s 2004 Annual Meeting of Shareholders, including nominations for the Board of Directors to be considered by the Company’s Nominating Committee, must submit such proposals to the Company at its principal offices not later than February 15, 2004.

DISCRETIONARY AUTHORITY

The Company’s Board of Directors does not know of any other business to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting, however, it is intended that the person named in the enclosed proxy will vote said proxy in accordance with his best judgment.

By order of the Board of Directors

Elaine R. Treece

Corporate Secretary

Date:    March 28, 2003

Tipperary Corporation

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 22, 2003

The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders (“Notice”) of Tipperary Corporation (“the Company”) to be held on April 22, 2003, and the Proxy Statement in connection therewith, each dated March 28, 2003, (b) appoints David L. Bradshaw, with the power to act alone or to appoint his substitute, as attorney to represent and vote, as designated below, all the shares of Common Stock, par value $0.02 per share, of the Company held of record by the undersigned on March 5, 2003, at such Annual Meeting and at any adjournment(s) thereof; and (c) revokes any proxy heretofore given.

1.	The election of seven (7) directors to serve until the next Annual Meeting of Shareholders or until their successors shall be duly elected and qualified -

Nominees:	David L. Bradshaw, Kenneth L. Ancell, Eugene I. Davis, Douglas Kramer, Marshall D. Lees, Charles T. Maxwell and D. Leroy Sample.

☐	For all nominees, except those whose name(s) is (are) written below.	☐	WITHHOLD AUTHORITY to vote for all nominees.

2.	The ratification of the reappointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2003;

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

(Continued, and to be signed, on page 2)

(Continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED ON THIS PROXY, FOR PROPOSAL NO. 2, AND IN THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

If your shares are registered in the name of a brokerage firm or bank, only your bank or broker can vote your stock and only after receiving your specific instruction.

This proxy revokes all prior proxies.
Dated: , 2003.	Signature(s):

Important:  please date this proxy and sign exactly as your name appears to the left. When signing as attorney, administrator, trustee or guardian, please give your full title as such. When stock is in the name of more than one person, each such person should sign the proxy.